1
Exhibit 21

SUBSIDIARY LISTING

OF CONOCOPHILLIPS
Listed below are subsidiaries

of the registrant at December 31,

2020.

Certain subsidiaries are

omitted
since such companies

considered in the aggregate do not constitute

a significant subsidiary.
Company Name
Incorporation

Location
Ashford Energy Capital

Limited
Cayman

Islands
BROG LP LLC Delaware
Burlington Resources International

Inc.
Delaware
Burlington Resources LLC Delaware
Burlington Resources Offshore

Inc.
Delaware
Burlington Resources Oil &

Gas Company

LP
Delaware
Burlington Resources Trading

LLC
Delaware
Conoco

Development

Services

Inc.
Delaware
Conoco

Funding Company
Nova Scotia
Conoco

Petroleum Operations Inc.
Delaware
ConocoPhillips (Grissik) Ltd. Bermuda
ConocoPhillips (U.K.)

Marketing and

Trading Limited
United Kingdom
ConocoPhillips Alaska II, Inc. Delaware
ConocoPhillips Alaska, Inc. Delaware
ConocoPhillips Angola 36

Ltd.
Cayman

Islands
ConocoPhillips Angola 37

Ltd.
Cayman

Islands
ConocoPhillips ANS

Marketing Company
Delaware
ConocoPhillips Argentina

Ventures

S.R.L.
Argentina
ConocoPhillips Asia

Venture

s

Pte. Ltd.
Singapore
ConocoPhillips Australia

Investments

Pty Ltd
Australia
ConocoPhillips Australia

Pacific LNG Pty Ltd
Western

Australia
ConocoPhillips Bohai

Limited
Bahamas
ConocoPhillips Canada

(BRC) Partnership
Alberta
ConocoPhillips Canada

Marketing &

Trading ULC
Alberta
ConocoPhillips Canada

Resources Corp.
Alberta
ConocoPhillips China

Inc.
Liberia
ConocoPhillips Chittim

Operating LLC
Delaware
ConocoPhillips Colombia

Ventures

Ltd.
Cayman

Islands
ConocoPhillips Company Delaware
ConocoPhillips Funding Ltd. Bermuda
ConocoPhillips Gulf

of Paria B.V.
Netherlands
ConocoPhillips Hamaca

B.V.
Netherlands
ConocoPhillips Indonesia

Holding Ltd.
British Virgin

Islands
ConocoPhillips Libya Waha

Ltd.
Cayman

Islands
ConocoPhillips Norge Delaware
ConocoPhillips North Caspian

Ltd.
Liberia
ConocoPhillips Norway

Funding Ltd.
Bermuda

Company Name
Incorporation

Location
ConocoPhillips Petroleum Holdings

B.V.
Netherlands
ConocoPhillips Qatar

Funding Ltd.
Cayman

Islands
ConocoPhillips Qatar

Ltd.
Cayman

Islands
ConocoPhillips Sabah

Gas Holdings Limited
Cayman

Islands
ConocoPhillips Sabah

Gas Ltd.
Cayman

Islands
ConocoPhillips Sabah

Holdings Limited
Cayman

Islands
ConocoPhillips Sabah

Ltd.
Bermuda
ConocoPhillips Skandinavia

AS
Norway
ConocoPhillips Surmont

Partnership
Alberta
ConocoPhillips Transportation

Alaska, Inc.
Delaware
Inexco

Oil Company
Delaware
Phillips Coal Company Nevada
Phillips International

Investments, Inc.
Delaware
Phillips Investment

Company LLC
Nevada
Phillips Petroleum

International

Corporation

LLC
Delaware
Phillips Petroleum

International

Investment

Company LLC
Delaware
Polar Tankers,

Inc.
Delaware
Sooner Insurance

Company
Vermont
The Louisiana

Land and Exploration

Company LLC
Maryland